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                         1996 Limited Stock Option Plan
                                      For
                                AmeriCredit Corp.

    1. PURPOSE. The purpose of this Plan is to advance the interests of Americredit Corp. and increase share value by providing additional incentives to retain and motivate certain key employees upon whose efforts and judgment its success is materially dependent.

    2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

    (a) "ACHIEVEMENT DATE" shall mean the business day following the conclusion of any period of 20 consecutive trading days during which the average of the Closing Prices of the Shares for such 20 day period is equal to or greater than $25.00.

    (b) "AVAILABLE SHARES" shall mean, at each time of reference, the total number of Shares described in SECTION 3 with respect to which the Committee may grant an Option, all of which Available Shares shall be held in the Company's treasury or shall be made available from authorized and unissued Shares.

    (c)  "BOARD" shall mean the Board of Directors of the Company.

    (d) "CAUSE" shall mean the Optionee's willful misconduct or gross negligence, as reasonably determined by the Committee in its sole discretion.

    (e) "CODE" shall mean the Internal Revenue Code of 1986, as now or hereafter amended.

    (f) "CLOSING PRICE" shall mean, as of a particular date, the closing sale price of Shares, which shall be (i) if the Shares are listed or admitted for trading on any United States national securities exchange, the last reported sale price of the Shares on such exchange as reported in any newspaper of general circulation or (ii) if the Shares are quoted on NASDAQ, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day on such system.

    (g) "COMMITTEE" shall mean the Stock Option/Compensation Committee of the Board, provided it shall have at least 3 members, all of whom are Disinterested Directors, at the time of reference, and if it does not have 3 members, then it shall mean the Board.

    (h)  "COMPANY" shall mean AmeriCredit Corp.

    (i) "DATE OF GRANT" shall mean April 23, 1996, which is the date as of which the Committee took formal action to approve the grant of the Options.

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    (j)  "DIRECTOR" shall mean a member of the Board.

    (k) "DISINTERESTED DIRECTOR" shall mean a Director who is a "disinterested person" as that term is defined in Rule 16b-3 of the 1934 Act or any similar rule which may subsequently be in effect.

    (l) "DISABILITY" shall mean a Optionee's present incapacity resulting from an injury or illness (either mental or physical) which, in the reasonable opinion of the Committee based on such medical evidence as it deems necessary, will result in death or can be expected to continue for a period of at least twelve (12) months and will prevent the Optionee from performing the normal services required of the Optionee by the Company, provided, however, that such disability did not result, in whole or in part:
(i) from chronic alcoholism; (ii) from addiction to narcotics; (iii) from a felonious undertaking; or (iv) from an intentional self-inflicted wound.

    (m)  "EFFECTIVE DATE" shall mean April 23, 1996.

    (n)  "ELIGIBLE PERSON" shall mean each of Clifton H. Morris, Jr., Michael
R. Barrington, Daniel E. Berce, and Edward H. Esstman.

    (o) "OPTION" shall mean the nonqualified stock options which are granted hereunder.

    (p) "OPTIONEE" shall mean an Eligible Person to whom an Option is granted.

    (q) "OPTION PRICE" shall mean $16.00 per Share, which was approximately 110% of the Closing Price on the Date of Grant.

    (r) "PLAN" shall mean this 1996 Limited Stock Option Plan For AmeriCredit Corp.

    (s) "PLAN YEAR" shall mean the 12 month period beginning April 24, 1996, and each April 24 thereafter, and ending on each succeeding April 23.

    (t) "SHARE(S)" shall mean a share or shares of the common stock, par value $.01 per share, of the Company.

    (u)  "VESTING DATE" shall mean the earlier of (i) April 23, 2003, and
(ii) the first day following an Achievement Date occurring prior to April 24, 1999.

    (v)  "1933 ACT" shall mean the Securities Act of 1933, as amended.

    (w) "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

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     3.  AVAILABLE SHARES.  As of the Effective Date, Eight Hundred Fifty
Thousand (850,000) Shares shall automatically, and without further action, become Available Shares. To the extent any Option shall terminate, expire or be canceled, the Available Shares subject to such Option shall no longer be subject to the Plan.

    4.  CONDITIONS FOR GRANT OF OPTIONS.

    (a) Only Eligible Persons shall be granted Options, and in selecting the Eligible Persons and granting the Options, the Committee has taken into consideration the contribution the Eligible Persons have made or may be reasonably expected to make to the success of the Company and such other factors as the Committee determined to be important. The Committee reached its decision after consulting with and receiving recommendations from officers and other personnel of the Company and from an independent compensation consultant with regard to these matters.

    (b) The Options granted to Eligible Persons are in addition to regular salaries, pension, life insurance or other benefits related to their service to the Company, and do not confer upon Eligible Persons any right to continuance of employment by the Company; and provided, further, that nothing herein shall be deemed to limit the ability of the Company to enter into any other compensation arrangements with any Eligible Person.

    (c) The Committee shall determine in each case whether periods of military or government service shall constitute a continuation of employment for the purposes of this Plan or any Option.

    (d) Notwithstanding any provision hereof to the contrary, each Option is issued, in part, as compensation for past services rendered.

    5. GRANT OF OPTIONS. As of the Date of Grant, the Committee has granted Options, exercisable at the Option Price, to Eligible Persons to purchase some or all of the following number of Available Shares:

                               AVAILABLE SHARES
                                  SUBJECT TO
        ELIGIBLE PERSON             OPTION
        ---------------             ------

        Clifton H. Morris Jr.      300,000

        Michael R.  Barrington     200,000

        Daniel E. Berce            200,000

        Edward H. Esstman          150,000

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An Option granted hereunder shall be evidenced by a written agreement that shall contain such provisions as shall be selected by the Committee, not inconsistent with the terms of this Plan, and which may incorporate the terms of this Plan by reference.

    6. PAYMENT OF OPTION PRICE. The Option Price of any Available Shares purchased shall be paid solely in cash, by certified or cashier's check, by wire transfer, by money order, with Shares, or by a combination of the above; provided, however, that the Committee may accept a personal check in full or partial payment of any Available Shares. If the Option Price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Closing Price on the date they are surrendered.

    7. EXERCISE OF OPTIONS. An Option shall be deemed exercised when (i) the Committee has received written notice of such exercise in accordance with the terms of the Option, and (ii) full payment of the aggregate Option Price of the Available Shares as to which the Option is exercised has been made.

    8. EXERCISABILITY OF OPTIONS. An Option shall not be exercisable in whole or in part until the Vesting Date, after which it shall be fully exercisable.

    9. TERMINATION OF OPTION PERIOD. (a) The unexercised portion of an Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

        (i) ninety (90) days after the date that Optionee ceases to be employed by the Company regardless of the reason therefor, other than a cessation by reason of death, Disability or for Cause;

        (ii) one (1) year after the date on which the Optionee ceases to be employed by the Company by reason of Disability;

        (iii) (y) one (1) year after the date that Optionee ceases to be employed by the Company by reason of death, or (z) the later of (I) the date provided in whichever of SUBSECTION 9(a)(i) OR 9(a)(ii), if any, apply on the date of death, and (II) six (6) months after the date on which such person shall die if that shall occur during whichever of the periods described in SUBSECTION 9(a)(i) OR 9(a)(ii), if any, apply on the date of death;

        (iv) the date that Optionee ceases to be employed by the Company, if such cessation is for Cause; and

        (v)   the tenth (10th) anniversary of the Date of Grant.

    (b) The Committee may, by giving written notice ("CANCELLATION NOTICE"), cancel, effective upon the date of the consummation of any of the transactions described in SUBSECTION 10(a) of the Plan, all or any portion of such Option which remains unexercised on such date. Such Cancellation Notice shall be given a reasonable period of time (but not

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less than 15 days) prior to the proposed date of such cancellation, and may be given either before or after shareholder approval of such corporate transaction.

    10. ACCELERATION ON CHANGE IN CONTROL. (a) In the event of a change in control of the Company (as hereafter defined) all Options shall become fully exercisable (hereafter, in this Section, "accelerated"). As used herein, the term "change in control of the Company" shall be deemed to have occurred if
(i) any "person" (as such term is used in Sections 13(d) and 14(b)(2) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% of more of the combined voting power of the Company's then outstanding securities, (ii) during any period of 12 months, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period or (iii) a person (as defined in clause (i) above) acquires (or, during the 12-month period ending on the date of the most recent acquisition by such person or group of persons, has acquired), gross assets of the Company that have an aggregate fair market value greater than or equal to 50% of the fair market value of all of the gross assets of the Company immediately prior to such acquisition or acquisitions.

        (b) Notwithstanding any provisions hereof to the contrary, if an Option is accelerated, the portion of the Option which is accelerated may, in the discretion of the Committee, be limited to that portion which can be accelerated without causing the Optionee to have an "excess parachute payment" as determined under section 280G of the Code, determined by taking into account all of Optionee's "parachute payments" determined under section 280G of the Code, all as reasonably determined by the Committee.

    11. ADJUSTMENT OF AVAILABLE SHARES. If at any time while the Plan is in effect or Options with respect to Available Shares are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

        (a) appropriate adjustment shall be made in the maximum number of Available Shares which may be granted under SECTION 3, and in the Available Shares which are then subject to each Option, so that the same proportion of the Company's issued and outstanding Shares shall continue to be subject to grant under SECTION 3, and to such Option, and

        (b) in addition, and without limitation, in the case of each Option which requires the payment of consideration by the Optionee in order to acquire Shares, an appropriate adjustment shall be made in the Option Price so that (i) the aggregate consideration to acquire all of the Shares subject to the Option remains the same and, (ii) so far as possible, as reasonably determined by the Committee in its sole discretion, the economic benefit to the Optionee provided by the Option and the Shares acquired upon the exercise of such Option remains the same.

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        (c)  Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, Available Shares subject to Options granted under the Plan.

        (d) Without limiting the generality of the foregoing, the existence of outstanding Options with respect to Available Shares granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (1) any or all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business; (2) any merger or consolidation of the Company; (3) any issue by the Company of debt securities, or preferred or preference stock which would rank above the Available Shares subject to outstanding Options; (4) the dissolution or liquidation of the Company; (5) any sale, transfer or assignment of all or any part of the assets or business of the Company; or
(6) any other corporate act or proceeding, whether of a similar character or otherwise.

    12. TRANSFERABILITY OF OPTIONS. Each Option shall provide that such Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, or, if so provided in the Option, (a) that such Option is transferable, in whole or in part, without payment of consideration, to immediate family members of the Optionee, to trusts for such family members, or to partnerships whose only partners are such family members, or (b) except as prohibited by Rule 16b-3, to a person or other entity for which the Optionee is entitled to a deduction for a "charitable contribution" under Section 170(a)(i) of the Code (provided, in each such case that no further transfer by any such permitted transferee(s) shall be permitted); provided, further, that in each case the exercise of the Option will remain the power and responsibility of the Optionee and that so long as the Optionee lives, only such Optionee (even if pursuant to the legal direction of the person to whom a charitable contribution has been made) or his guardian or legal representative shall have the rights set forth in such Option.

    13. ISSUANCE OF SHARES. No Optionee or other person shall be, or have any of the rights or privileges of, the owner of Shares subject to an Option unless and until certificates representing such Shares shall have been issued and delivered to such Optionee or other person. As a condition of any issuance of Shares, the Committee may obtain such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

        (a) a representation, warranty or agreement by the person Optionee such Shares to the Company, at the time any Shares are transferred, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

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        (b)  a representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

    Share certificates issued to the Optionee receiving such Shares who are parties to any shareholders agreement or any similar agreement shall bear the legends contained in such agreements. Notwithstanding any provision hereof to the contrary, no Shares shall be required to be issued with respect to an Option unless counsel for the Company shall be reasonably satisfied that such issuance will be in compliance with applicable Federal or state securities laws.

    14. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee and, except for the powers reserved to the Board in SECTION 17 hereof, the Committee shall have all of the administrative powers under Plan.

        (a) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan and, without limitation, may delegate all of what, in its sole discretion, it determines to be ministerial duties to an officer of the Company. The determinations under, and the interpretations of, any provision of the Plan or an Option by the Committee shall, in all cases, be in its sole discretion, and shall be final and conclusive.

        (b) Any and all determinations and interpretations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting duly called, with at least 3 days prior notice and a general explanation of the subject matter given to each member, or (ii) without a meeting, by the written approval of all members of the Committee.

        (c) No member of the Committee shall be liable for any action taken or omitted to be taken by him or by any other member of the Committee with respect to the Plan, and to the extent of liabilities not otherwise insured under a policy purchased by the Company, the Company does hereby indemnify and agree to defend and save harmless any member of the Committee with respect to any liabilities asserted or incurred in connection with the exercise and performance of their powers and duties hereunder, unless such liabilities are judicially determined to have arisen out of such member's gross negligence, fraud or bad faith. Such indemnification shall include attorney's fees and all other costs and expenses reasonably incurred in defense of any action arising from such act of commission or omission. Nothing herein shall be deemed to limit the Company's ability to insure itself with respect to its obligations hereunder.

    15. TAX WITHHOLDING. On or immediately prior to the date on which an Option is exercised, the Optionee shall be required to pay to the Company, in cash or in Shares (including, but not limited to, the reservation to the Company of the requisite number of Available Shares otherwise payable to such Optionee with respect to such Option) the amount which the Company reasonably determines to be necessary in order for the Company to comply with applicable federal or state tax withholding requirements, and the collection of

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employment taxes, if applicable; provided, further, that the Committee may require that such payment be made in cash.

    16. INTERPRETATION. If any provision of the Plan is held invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

        (a)  This Plan shall be governed by the laws of the State of Texas.

        (b) Headings contained in this Agreement are for convenience only and shall in no manner be construed as part of this Plan.

        (c) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

    17. AMENDMENT AND DISCONTINUATION OF THE PLAN. The Board, or the Committee (subject to the prior written authorization of the Board), may from time to time amend the Plan or any Option; provided, however, that no such amendment may, without approval by the shareholders of the Company and/or to the extent provided in SECTION 11 hereof, (a) increase the number of Available Shares or change the class of Eligible Persons, (b) permit the granting of Options which expire beyond the maximum 10-year period described in SUBSECTION 9(a)(v), or (c) extend the termination date of the Plan as set forth in SECTION 18; and provided, further, that (except to the extent provided in SUBSECTION 9(b) hereof) no amendment or suspension of the Plan or any Option issued hereunder shall, except as specifically permitted in any Option, substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

    18. EFFECTIVE DATE AND TERMINATION DATE. The Plan shall be effective as of its Effective Date, and shall terminate on the tenth anniversary of such Effective Date.

                                        AMERICREDIT CORP.

                                        By:
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                                        Title:
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